Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated August 29, 2016 relating to the consolidated financial statements of Aehr Test Systems, which appears in the Annual Report on Form 10-K of Aehr Test Systems for the year ended May 31, 2016. We also consent to the reference of our firm under the heading “Experts” in such Registration Statement.

/s/ Burr Pilger Mayer, Inc.

San Jose, California

October 24, 2016